UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 14, 2007

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2007, ACE Australia Holdings PTY Limited (as borrower) and ACE Limited (as guarantor) entered into an amended and restated AUD $100,000,000 syndicated loan agreement (the “Restated Loan Agreement”), with the banks and other lenders named therein, including The Royal Bank of Scotland plc and HSBC Securities (USA) Inc. as joint lead arrangers.

The Restated Loan Agreement is unsecured and repayable on maturity in December 2008 and, as of December 19, 2007, supersedes the AUD $100,000,000 unsecured syndicated loan agreement, dated December 13, 2005, among ACE Australia Holdings PTY Limited (as borrower), ACE Limited (as guarantor), the banks and other lenders named therein, including The Royal Bank of Scotland plc and HSBC Securities (USA) Inc. as joint lead arrangers.

Pricing under the Restated Loan Agreement is based on a fixed rate plus a margin determined by reference to ACE Limited’s credit ratings. ACE Australia Holdings PTY Limited is also paying customary upfront, arrangement and administration fees.

The terms, conditions and covenants of the Restated Loan Agreement are substantially similar to covenants in other ACE group credit facilities. The Restated Loan Agreement contains customary covenants, including covenants limiting liens, substantial asset sales and mergers. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Restated Loan Agreement also contains financial covenants that require ACE Limited to:

(i) maintain a minimum consolidated net worth of not less than USD $9.570 billion (subject to an annual reset provision) plus 25 percent of cumulative net income from December 31, 2006, plus 50 percent of the net proceeds of any issuance of equity interests subsequent to December 31, 2006; and

(ii) maintain a ratio of total debt (excluding trust preferred securities and mezzanine capital to the extent not exceeding 15 percent of total capitalization) to total capitalization of not greater than 0.35 to 1.

In addition, the Restated Loan Agreement has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

	By:	/S/ PAUL B. MEDINI
Paul B. Medini
Chief Accounting Officer
DATE: December 19, 2007